Joint Filer Statement

Names of Joint Filers:

Burrill Life Sciences Capital Fund, L.P.
Burrill & Company (Life Sciences GP), LLC
Burrill Indiana Life Sciences Capital Fund, L.P.
Burrill & Company (Indiana GP), LLC

Address of Joint Filers:

One Embarcadero Center
Suite 2700
San Francisco, CA  94111

Designated Filer:

Burrill & Company (Life Sciences GP), LLC

Issuer and Ticker Symbol:

Pharmasset, Inc. (VRUS)

Date of Event Requiring Statement:

May 2, 2007

SIGNATURES OF JOINT FILERS

BURRILL LIFE SCIENCES CAPITAL FUND, L.P.

By: Burrill & Company (Life Sciences GP), LLC, its general partner, on behalf of both entities


By: /s/ G. Steven Burrill
Name:   G. Steven Burrill
Title:     Managing Member


BURRILL INDIANA LIFE SCIENCES CAPITAL FUND, L.P.

By:  Burrill & Company (Indiana GP), LLC, its general partner, on behalf of both entities

By: /s/ G. Steven Burrill
Name:   G. Steven Burrill
Title:     Managing Member